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                                                                     EXHIBIT 8.1

                 [LETTERHEAD OF MILLER & CHEVALIER, CHARTERED]

                         MILLER & CHEVALIER, CHARTERED
                       655 15TH STREET, N.W., SUITE 900
                            WASHINGTON, D.C. 20005


                                                                 August 7, 1996

Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245

Unocal Capital Trust
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245

     Re:  Unocal Capital Trust - Trust Convertible Preferred Securities
          -------------------------------------------------------------

Dear Sir or Madam:

     We have acted as tax counsel to Unocal Corporation and Unocal Capital Trust and in that connection have reviewed the registration statement on Form S-4 (File Nos. 333-09137 and 333-09137-01) filed by you with the Securities and Exchange Commission on July 30, 1996, as amended by Pre-Effective Amendment No. 1 to be filed on August 7, 1996 with respect to Unocal Corporation's offer to exchange Trust Convertible Preferred Securities of Unocal Capital Trust (the "Trust Convertible Preferred Securities") for $3.50 Convertible Preferred Stock of Unocal Corporation.

     This will confirm that, in our opinion, the consequences described under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus included in such registration statement are the material United States federal income tax consequences of acquiring by exchange, owning, and disposing of the Trust Convertible Preferred Securities under present law and that the descriptions contained under that heading, to the extent that such descriptions relate to matters of law or legal conclusion, are fair, complete, and accurate in all material respects. Our opinion is subject to the qualifications stated in the first paragraph under that heading. It is also our opinion that Unocal Capital Trust will be treated as a "grantor trust" for federal income tax purposes under existing law.

     We consent to the references to us and this opinion in
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Unocal Corporation
Unocal Capital Trust
August 7, 1996
Page 2


the Prospectus and to the filing of this opinion as an exhibit to the registration statement.

                                       Very truly yours,

                                       /s/ MILLER & CHEVALIER, CHARTERED